EXECUTION COPY

MERGER AGREEMENT

This Merger Agreement (this “Agreement") is entered into as of September 23, 2009 by and among PawsPlus, Inc.  a  Delaware  corporation  ("PAWSPLUS"), PawsPlus  Acquisition Corporation,  a Delaware  corporation  which is a wholly-owned  subsidiary of PawsPlus ("Acquisition"), and Animal Health Associates, Inc., a Florida corporation (together with its affiliated companies, "AHAI").

RECITALS

A.                      AHAI and PAWSPLUS desire to consummate a merger (the "Merger"), wherein the  shareholders  of AHAI will  exchange  all of the issued and  outstanding common stock of AHAI for newly issued shares of common stock of PAWSPLUS,  Acquisition  will merge with and into  AHAI,  and AHAI  will become a wholly-owned subsidiary of PAWSPLUS.

B.                      The parties desire to structure the transactions contemplated herein so that, after the Merger as provided herein, the  current  shareholders  of AHAI (defined  in  Section  3.5  below)  will  hold Series A Preferred Shares convertible into approximately 30,006,894 shares of the common stock of PAWSPLUS, constituting approximately 33% of the issued and outstanding  shares of PAWSPLUS (on a fully converted basis), and the current  shareholders of PAWSPLUS will hold approximately 61,225,531 shares of PAWSPLUS (on a fully converted basis), constituting  approximately 67% of the issued and  outstanding of PAWSPLUS (on a fully converted basis).

C.                      It is the  intent  of the  parties  that  the  Merger  qualify  as a corporate reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

AGREEMENT

IN CONSIDERATION of the mutual promises and covenants herein, including the recitals, which form a part of this Agreement, the parties hereby agree as follows:

1.       MERGER AND EXCHANGE OF SECURITIES.

1.1      CONSUMMATION OF MERGER.  If this Agreement is duly adopted by the holders of the requisite number of shares, in accordance with the applicable laws and subject to the provisions hereof, and the conditions set forth in Sections 6 and 7 are met or waived, AHAI and Acquisition shall promptly enter into and file Articles of Merger, under which Acquisition shall merge with and into AHAI, and AHAI shall be the surviving corporation.  The Merger shall be consummated at the time of filing the Articles of Merger ("the Effective Time"). For accounting purposes, the Merger shall be effective at the conclusion of the last day of the month preceding the Effective Time.

1.2      EXCHANGE OF SHARES AT THE EFFECTIVE TIME:

1.2.1 EXCHANGE OF CERTIFICATES.  Each holder of a certificate or  certificates  representing  shares of AHAI Common Stock ("Common") upon presentation  and surrender  of such  certificate  or  certificates  to PAWSPLUS,  shall be  entitled to receive the consideration set forth herein.  Upon such presentation, surrender, and exchange as provided in this Section 1.2, certificates representing shares of AHAI   previously held shall be canceled.   Until so presented and surrendered, each certificate which represented issued and outstanding shares of AHAI at the Effective Time shall be deemed for all purposes to evidence the right to receive the consideration set forth in Section 1.2.2. If a certificate representing shares of AHAI common stock has been lost, stolen, mutilated or destroyed, PAWSPLUS shall require the submission of an indemnity agreement and may require the submission of a bond in lieu of such certificate.

1.2.2 CONSIDERATION FOR SHARES.  The holders of the Common Stock (the “Common Holders,” each a "Common Holder") shall receive in exchange for each one share of Common Stock approximately six shares of PAWSPLUS common stock.

1.2.3 FRACTIONAL SHARES.  If the  number  of  common  shares determined  for a Common Holder as  provided  in  Section  1.2.2  results  in a fractional share, the number of common shares to be received shall be rounded to the next whole number of shares.

1.2.4  REGISTRATION OF SHARES.  The offer and sale of the PAWSPLUS common stock shall be issued pursuant to an exemption from  registration  under the Securities Act of 1933 (the "Securities  Act") and applicable state securities laws.

1.3      COMMON STOCK OPTIONS OF PAWSPLUS  SHAREHOLDERS.  The holders of existing PAWSPLUS options, as set forth on Schedule 4.3 hereto, shall after the Effective Time, continue to hold such options, subject to the existing PAWSPLUS Option Plan and the Agreement to amend capital structure.

2.       CLOSING AND CLOSING DOCUMENTS.

2.1      CLOSING. The transactions contemplated by this Agreement shall be completed at a closing ("the Closing") on a closing date ("the Closing Date") which shall be as soon as possible after all shareholder approvals are obtained in accordance with law and as set forth in this Agreement, with the consummation of the Merger,  as provided in Section 1.1, to take place as soon as practicable thereafter.

2.2      DOCUMENT DELIVERIES AND PROCEDURES FOR CLOSING. On the Closing Date,  all of the  documents to be furnished  to AHAI and PAWSPLUS,  including  the documents to be furnished  pursuant to Article VII of this  Agreement,  shall be delivered  to Law Offices of Thomas G. Amon, Esq. counsel to  PAWSPLUS,  to be held in escrow until the Effective Time or the date of termination of this Agreement, whichever first occurs,  and  thereafter  shall be promptly  distributed to the parties as their interests may appear.

2.3      AHAI CLOSING DOCUMENTS. AHAI shall deliver the following documents (collectively, the "AHAI Closing Documents"):

2.3.1 ARTICLES OF MERGER.  The Articles of Merger to be filed with the State of Delaware, executed by AHAI;

2.3.2 AHAI SHARE CERTIFICATES.  Certificates representing all of the outstanding shares of AHAI common stock or indemnity agreements or bonds as provided in Section 1.2.1;

2.3.3 GOOD STANDING CERTIFICATE.  A certificate issued by the Florida Secretary of State indicating that AHAI is qualified and in good standing within such jurisdiction;

2.3.4 CERTIFICATE OF SECRETARY OF AHAI.  A certificate executed by the secretary of AHAI and  attaching  the  resolutions  of the AHAI Board of Directors and the  resolutions of the  shareholders  of AHAI authorizing the transactions herein contemplated.

2.3.5 AHAI OFFICER'S CERTIFICATE. A certificate dated as of the Closing Date  executed by a duly  authorized  officer of AHAI  certifying that all  necessary  actions  have  been  taken by  AHAI's  shareholders  and directors to authorize the transactions  contemplated by this Agreement  and that all  representation  and  warranties  made by AHAI in the Agreement  are complete  and correct in all material  respects as of the Closing Date as if made on the Closing Date;

2.3.6 LEGAL OPINION.  A Legal Opinion of Abel, Tobaygo & Sisek, 3307 Clark Road, Suite 201, Sarasota, FL 34231 counsel to AHAI with respect to such other matters as is customary in transactions of this nature.

2.3.7   OTHER DOCUMENTS AND INSTRUMENTS.  Such other documents and instruments as may be reasonably required to effect the transactions contemplated by this Agreement.

2.4      PAWSPLUS AND ACQUISITION CLOSING DOCUMENTS. At the Closing, PAWSPLUS and Acquisition shall deliver or cause to be delivered the following documents (collectively, the "PAWSPLUS Closing Documents"):

2.4.1  ARTICLES OF MERGER.  The Articles of Merger to be filed with the State of Delaware, executed by Acquisition;

2.4.2 PAWSPLUS SHARE CERTIFICATES. The certificates representing the shares of PAWSPLUS stock to be delivered to the AHAI shareholders at the Effective Time in exchange for their AHAI stock as provided herein;

2.4.3 GOOD STANDING  CERTIFICATES.  Certificates issued by the Delaware  Secretary  of  State  indicating  that  PAWSPLUS and  Acquisition  are  each qualified and in good standing within such jurisdiction;

2.4.4  CERTIFICATE OF SECRETARY OF PAWSPLUS. A certificate  executed by the  secretary  of PAWSPLUS and  attaching  the  resolutions  of  the PAWSPLUS  Board  of Directors the transactions herein contemplated.

2.4.5 PAWSPLUS OFFICER'S CERTIFICATE.  A certificate dated as of the Closing Date executed by a duly  authorized  officer of PAWSPLUS  certifying  that all necessary  actions  have  been  taken  by PAWSPLUS's  shareholders  and  directors  to authorize  the  transactions   contemplated  by  this  Agreement  and  that  all representations  and  warranties  made by PAWSPLUS in the  Agreement  are complete and correct  in all  material  respects  as of the  Closing  Date  as if made on the Closing Date;

2.3.6  LEGAL  OPINION.  A legal  opinion  letter  (the  "Legal Opinion") signed by Thomas G. Amon, Esq., 250 West 57th Street, Suite 1316, New York, NY 10107 regarding  the total  amount of stock of PAWSPLUS that  will be  issued and outstanding following the Merger and such other opinions as are customary in transactions of this nature; and

2.3.7 OTHER DOCUMENTS AND INSTRUMENTS.  Such other documents and instruments as may be reasonably required to effect the transactions contemplated by this Agreement.

3.           REPRESENTATIONS AND WARRANTIES OF AHAI.

AHAI represents and warrants to PAWSPLUS that the statements contained in this Section 3 are correct and complete as of the date of this Agreement.

3.1      ORGANIZATION OF AHAI.   AHAI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida.  AHAI has all the  requisite  power  and  authority  to  own,  lease  and  operate  all of its properties and assets and to carry on its business as currently conducted and as proposed to be  conducted.  AHAI is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such  licensing or  qualification  necessary and where the failure to be so  qualified  would,  individually  or in the  aggregate,  have a Material  Adverse Effect upon it. As used in this Agreement,  the term "Material Adverse Effect" with respect to any party,  shall mean any change or effect that is  reasonably  likely to be  materially  adverse to the  business,  operations, properties,  condition  (financial or otherwise),  assets or liabilities of such party and such party's subsidiaries taken as a whole.  Except for [Georgia subsidiary] AHAI does not own, directly or indirectly, any capital stock or other equity interest in any corporation, partnership or other entity.

3.2      AUTHORIZATION.  Subject to the  approval of its  shareholders, AHAI  has full  power  and  authority  (including  full  corporate  power and authority)  to execute  and  deliver  this  Agreement  and the  AHAI  Closing Documents  and  to  perform  its  obligations  hereunder  and  thereunder.  This Agreement constitutes, and the AHAI Closing Documents will constitute, valid and legally binding obligations of AHAI, enforceable in accordance with their respective terms and conditions.

3.3      NONCONTRAVENTION.  Neither the execution  and the delivery of this Agreement or the AHAI  Closing  Documents,  nor the  consummation of the transactions  contemplated  hereby or thereby by  AHAI,  will (i) violate any constitution,  statute, regulation,  rule, injunction,  judgment, order, decree, ruling, charge, or other restriction of any government,  governmental agency, or court to which  AHAI  is  subject  or any  provision  of its  certificate  of incorporation  or  bylaws,  or  (ii)  conflict  with,  result  in a  breach  of, constitute a default under,  result in the  acceleration of, create in any party the right to  accelerate,  terminate  modify,  or cancel,  or require any notice under any agreement,  contract, lease, license, instrument, or other arrangement to which  AHAI  is a party  or by  which  it is bound or to which  any of its assets is subject.  AHAI does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

3.4      DISCLOSURES.  The  representations  and warrants  contained in this Section 3 do not contain any untrue statement of a material fact or omit to state  any  material  fact  necessary  in  order  to  make  the  statements  and information contained in this Section 3 not misleading.

3.5      CAPITALIZATION.   The authorized capital stock of AHAI consists of 5,000,000 shares of common stock, of $.001 par value, of which 5,000,000 shares of Common Stock are issued and outstanding and the shareholders and numbers of shares of common stock held by each shareholder are as set forth on Schedule 3.5.  All of the outstanding shares of AHAI common stock have been duly and validly authorized and issued.

3.6      FINANCIAL STATEMENTS.  AHAI shall have provided to PAWSPLUS its unaudited financial statements as at December 31, 2008 and for the two years then ending and interim financial statements for the three months ending June 30, 2009 (the “AHAI Financial Statements”).  The AHAI Financial Statements provided have been prepared from, and is in accordance with, the books and records of AHAI, complies with all material  respects with applicable accounting requirements  with respect thereto,  has been prepared in accordance with U.S. generally accepted accounting principles ("U.S.  GAAP") applied on a consistent  basis during the periods  involved  (except as may be indicated in the notes  thereto) and fairly presents in all material respects the  consolidated  results of operations  and cash flows (and changes in financial position,  if any) of AHAI, as at the date(s) thereof or for the period(s) presented therein.  Copies of the AHAI  Financial Statements are attached as Schedule 3.6.

3.7     ABSENCE OF MATERIAL CHANGE.  Since June 30, 2009, there has been no change in the business, operations, financial condition or liabilities of AHAI as stated in the AHAI Financial Statements that would result in a Material Adverse Effect on AHAI.

3.8      LITIGATION.  There are no actions,  suits, claims,  inquiries, proceedings or investigations before any court,  tribunal,  commission,  bureau, regulatory, administrative or governmental agency, arbitrator, body or authority pending or, to the knowledge of AHAI, threatened against AHAI which would reasonably be expected to result in any liabilities,  including defense costs, in excess of $1,000 in the aggregate.  AHAI is not the named subject of any order, judgment or decree and is not in default with respect to any such order, judgment or decree.

3.9     TAXES AND TAX RETURNS.  AHAI has timely and correctly  filed tax returns and reports  (collectively,  "Returns") required by applicable law to be filed (including, without limitation, estimated tax returns, income tax returns, excise tax returns,  sales tax returns,  use tax returns,  property tax returns, franchise  tax returns,  information  returns and  withholding,  employment  and payroll tax returns) and all Returns were (at the time they were filed)  correct in all  material  respects,  and  have  paid  all  taxes,  levies,  license  and registration fees, charges or withholdings of any nature whatsoever reflected on Returns to be owed and which have become due and payable except as set forth on Schedule 3.9 “None” on Schedule.  Any unpaid U.S. Federal income taxes, interest and penalties of AHAI do not exceed $5,000 in the aggregate.

3.10     COMPLIANCE WITH APPLICABLE LAW.

3.10.1  AHAI holds  all  licenses,  certificates,   franchises, permits and other  governmental  authorizations  ("Permits")  necessary  for the lawful conduct of its business and the Permits are in full force and effect, and AHAI is in all material respects complying therewith,  except where the failure to possess or comply with the Permits would not have, in the aggregate,  a Material Adverse Effect on AHAI.  A listing of such Permits is hereto as Schedule 3.10.

3.10.2  AHAI is  and  for  the  past  five  years  has  been  in compliance  with  all  foreign,   federal,   state  and  local  laws,  statutes, ordinances,  rules, regulations and orders applicable to the operation,  conduct or ownership of its business or properties except for any noncompliance which is not reasonably  likely to have, in the aggregate,  a Material  Adverse Effect on AHAI.

3.11     AFFILIATE TRANSACTIONS.

3.11.1 Except as set forth on Schedule 3.11 hereto, AHAI has not engaged in, and is not currently obligated to engage in (whether in writing or orally), any transaction with any Affiliated Person (as defined below) involving aggregate payments by or to AHAI of $10,000 U.S. or more.

3.11.2 For purposes of this Section 3.11, "Affiliated Person" means:

a. a director,  executive  officer or  Controlling  Person (as defined below) of AHAI;

b. a spouse of a director,  executive  officer or  Controlling Person of AHAI;

c. a member of the immediate  family of a director,  executive officer, or Controlling Person of AHAI who has the same home as such person;

d. any corporation or organization  (other than AHAI) of which a director,  executive officer,  chief financial  officer,  or a person performing similar  functions  or is a  Controlling  Person of such  other  corporation  or organization;

e. any trust or estate in which a director, executive officer, or  Controlling  Person of AHAI or the  spouse of such  person  has a  substantial beneficial  interest or as to which such person or his spouse  serves as trustee or in a similar  fiduciary  capacity,  and for  purposes of this  Section  3.11, "Controlling  Person"  means any  person or entity  which,  either  directly  or indirectly,  or acting in  concert  with one or more other  persons or  entities owns,  controls or holds with power to vote, or holds proxies  representing  ten percent or more of the outstanding common stock or equity securities.

3.12     LIMITED   REPRESENTATIONS AND WARRANTIES.   Except for the representations and warranties of PAWSPLUS expressly set forth in Section 4, AHAI has not relied upon any representation and warranty made by or on behalf of AHAI in making its determination to enter into this Agreement and consummate the transactions contemplated by this Agreement.

3.13     DISCLOSURE.   No   representation   or  warranty  made  by  AHAI shareholder  contained  in this  Agreement,  and no  statement  contained in the Schedules delivered by AHAI hereunder, contains any untrue statement of a material fact or omits any material fact necessary in order to make a statement herein or therein, in light of the circumstances under which it is made, not misleading.

3.14     REAL PROPERTY.   AHAI does not own or lease, directly or indirectly, any real property except as shown of Schedule 3.14.

3.15     ENVIRONMENTAL   MATTERS.   AHAI does not have any financial liability under any environmental laws.

3.16     INTELLECTUAL PROPERTY.  Except as shown on Schedule 3.16 AHAI does not own or lease, directly or indirectly, any Intellectual Property.  "Intellectual Property", for purposes of this agreement, shall mean: patents, patent applications,  trademarks, trademark registrations,  applications for trademark  registration,  trade names,  service marks,  registered  Internet  domain names,  licenses and other  agreements with respect  to any of the  foregoing  to  which  AHAI is  licensor  or  licensee.  In addition,  there are no pending or, to AHAI’s knowledge, threatened,  claims  against  AHAI by any  person  as to  any of the  Intellectual Property,  or their use,  or claims of  infringement  by AHAI on the rights of any person and no valid basis exists for any such claims.

3.17           CONTRACTS AND AGREEMENTS.  Except as shown on Schedule 3.17, AHAI is not a party to or bound by any commitment, contract, agreement or other instrument which involves or could involve aggregate future payments by AHAI of more than $1,000, (ii) AHAI is not a party to or bound by any commitment, contract, agreement or other instrument which is material to the business, operations, prospective assets or financial condition of AHAI and (iii) no commitment, contract, agreement or other instrument, other than charter documents, to which AHAI is a party or by which AHAI is bound, limits the freedom of AHAI to compete in any line of business with any person.  AHAI is not in default of any contract, agreement or instrument.

4. REPRESENTATIONS AND WARRANTIES OF PAWSPLUS ACQUISTION AND VETCO AND ACQUISITION.

PAWSPLUS ACQUISITION AND VETCO and Acquisition represent and warrant to AHAI that the statements contained in this Section 4 are correct and complete as of the date of this Agreement.

4.1      ORGANIZATION. Each of PAWSPLUS and Acquisition is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware,  PAWSPLUS and  Acquisition has all the requisite power and authority to own, lease and operate all of its  properties and assets ant to carry on its business as  currently  conducted  and  as  proposed  to be  conducted.  Each  of PAWSPLUS  and Acquisition is duly licensed or qualified to do business and is in good standing in each  jurisdiction in which the nature of the business  conducted by it makes such  licensing  or  qualification  necessary  and  where the  failure  to be so qualified  would,  individually  or in the  aggregate,  have a Material  Adverse Effect upon it.

4.2      AUTHORIZATION OF TRANSACTIONS.  Each of PAWSPLUS and Acquisition has full power and  authority  to execute  and  deliver  this  Agreement  and the PAWSPLUS Closing  Documents  to which any PAWSPLUS  shareholder  is a party and to perform  all obligations  hereunder and thereunder.  This Agreement constitutes, and the PAWSPLUS Closing Documents will constitute, the valid and legally binding obligation of PAWSPLUS, enforceable in accordance with their respective terms and conditions.

4.3      CAPITALIZATION. The authorized capital stock of PAWSPLUS consists of 225,000,000  shares of common stock, .$.0001 par value, of which 2,048,936 are issued and  outstanding,  and 225,000,000 shares of preferred stock, par value $0.0001 per share, 988,388 of which are issued and outstanding. All issued and outstanding shares of PAWSPLUS stock have been duly authorized and validly issued, and are fully paid and non-assessable.  All of the  outstanding  shares of common  stock  (and options to purchase  common stock and other  outstanding  securities  of PAWSPLUS have been duly and validly  issued in  compliance  with federal and state  securities laws. Except as set forth herein and on Schedule 1.3 hereto, and as set forth in this Agreement,  there are no outstanding or authorized subscriptions,  options, warrants, agreements,  obligations,  understandings or rights of any kind giving the holder the right to  purchase  or  otherwise  receive or have issued to such holder  any  common  stock  or  other  securities  or PAWSPLUS or  any  securities  or obligations convertible into, any shares of capital stock or other securities of PAWSPLUS, and there are no  dividends  which have  accrued  or been  declared  but are unpaid on the capital stock of PAWSPLUS. There is no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to PAWSPLUS.

4.4      SUBSIDIARIES.   Except  for  Acquisition and VETCO Hospitals, Inc.,  PAWSPLUS  does  not  own, directly  or  indirectly,  any  capital  stock or other  equity  interest in any corporation, partnership or other entity.

4.5      OWNERSHIP OF PAWSPLUS SHARES.  Each PAWSPLUS shareholder owns and holds of record that number of PAWSPLUS Shares shown on Schedule 4.5. As of the date hereof, all of the shares of the issued and outstanding stock of PAWSPLUS are "free-trading" by virtue of either (i) an exemption from the  Securities  Act, or (ii) having been registered pursuant to the Securities Act.

4.6      NONCONTRAVENTION.  Neither the  execution  and the delivery of this  Agreement  or  the PAWSPLUS  Closing  Documents,  nor  the  consummation  of the transactions  contemplated  hereby or  thereby,  by PAWSPLUS or  Acquisition  will (i) violate any  constitution,  statute,  regulation,  rule,  injunction,  judgment, order,  decree,   ruling,  charge,  or  other  restriction  of  any  government, governmental  agency,  or  court to which PAWSPLUS  Acquisition  is  subject,  or (ii) conflict with, result in a breach of, constitute a default under,  result in the acceleration of, create in any party the right to accelerate,  terminate modify, or cancel, or require any notice under any agreement,  contract, lease, license, instrument,  or other arrangement to which agreement,  contract, lease, license, instrument,  or other  arrangement to which PAWSPLUS or such PAWSPLUS shareholder is a party or by which PAWSPLUS or such Acquisition is bound or to which PAWSPLUS or Acquisition assets is subject. Neither PAWSPLUS nor any Acquisition needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

4.7      LITIGATION.  Except as shown on Schedule 4.7, there are no actions, suits, claims, inquiries, proceedings or investigations before any court, tribunal, commission,  bureau, regulatory, administrative or governmental agency, arbitrator, body or authority pending or, to the knowledge of PAWSPLUS or VETCO, threatened against PAWSPLUS which would reasonably be expected to result in any liabilities, including defense costs, in excess of $1,000 in the aggregate.  Neither PAWSPLUS or VETCO is not the named subject of any order, judgment or decree and is not in default with respect to any such order, judgment or decree.

4.8    TAXES AND TAX RETURNS.  PAWSPLUS has timely and correctly  filed tax returns and reports  (collectively,  "Returns") required by applicable law to be filed (including, without limitation, estimated tax returns, income tax returns, excise tax returns,  sales tax returns,  use tax returns,  property tax returns, franchise  tax returns,  information  returns and  withholding,  employment  and payroll tax returns) and all Returns were (at the time they were filed)  correct in all  material  respects,  and  have  paid  all  taxes,  levies,  license  and registration fees, charges or withholdings of any nature whatsoever reflected on Returns to be owed and which have become due and payable  except as set forth on Schedule 4.8. Any unpaid U.S.  Federal income taxes, interest and penalties of PAWSPLUS do not exceed $5,000 in the aggregate.

4.9     COMPLIANCE WITH APPLICABLE LAW.

4.09.1  PAWSPLUS  holds  all  licenses,  certificates,   franchises, permits and other  governmental  authorizations  ("Permits")  necessary  for the lawful conduct of its business and the Permits are in full force and effect, and PAWSPLUS is in all material respects complying therewith,  except where the failure to possess or comply with the Permits would not have, in the aggregate,  a Material Adverse Effect on PAWSPLUS.

4.09.2  PAWSPLUS is  and  for  the  past  five  years  has  been  in compliance  with  all  foreign,   federal,   state  and  local  laws,  statutes, ordinances,  rules, regulations and orders applicable to the operation,  conduct or ownership of its business or properties except for any noncompliance which is not reasonably  likely to have, in the aggregate,  a Material  Adverse Effect on PAWSPLUS.

4.10     CONTRACTS AND AGREEMENTS.  Except as shown on Schedule 4.10, neither PAWSPLUS or VETCO is not a party to or bound by any commitment,  contract,  agreement or other  instrument  which  involves or could involve  aggregate  future payments by PAWSPLUS or VETCO of more than $1,000,  (ii) neither PAWSPLUS or VETCO is not a party to or bound by any  commitment,  contract,  agreement or other  instrument which is material to the business,  operations,  properties, assets or financial condition  of  PAWSPLUS,  and  (iii)  no  commitment,  contract,  agreement  or  other instrument,  other than charter documents, to which PAWSPLUS or VETCO is a party or by which PAWSPLUS or VETCO is bound,  limits the  freedom of PAWSPLUS or VETCO to compete in any line of  business or with any  person.  PAWSPLUS or VETCO is not  in  default  on  any  contract,  agreement  or  other instruments.

4.11     AFFILIATE TRANSACTIONS.

4.11.1 Except as set forth on Schedule 4.11 hereto, neither PAWSPLUS or VETCO has not engaged in, and is not currently obligated to engage in (whether in writing or orally), any transaction with any Affiliated Person (as defined below) involving aggregate payments by or to PAWSPLUS of $10,000 U.S. or more.

4.11.2 For purposes of this Section 4.11, "Affiliated Person" means:

a. a director,  executive  officer or  Controlling  Person (as defined below) of PAWSPLUS;

b. a spouse of a director,  executive  officer or  Controlling Person of PAWSPLUS;

c. a member of the immediate  family of a director,  executive officer, or Controlling Person of PAWSPLUS or VETCO who has the same home as such person;

d. any corporation or organization  (other than PAWSPLUS or VETCO) of which a director,  executive officer,  chief financial  officer,  or a person performing similar  functions  or is a  Controlling  Person of such  other  corporation  or organization;

e. any trust or estate in which a director, executive officer, or  Controlling  Person of PAWSPLUS or VETCO or the  spouse of such  person  has a  substantial beneficial  interest or as to which such person or his spouse  serves as trustee or in a similar  fiduciary  capacity,  and for  purposes of this  Section  4.14, "Controlling  Person"  means any  person or entity  which,  either  directly  or indirectly,  or acting in  concert  with one or more other  persons or  entities owns,  controls or holds with power to vote, or holds proxies  representing  ten percent or more of the outstanding common stock or equity securities.

4.12     LIMITED   REPRESENTATIONS AND WARRANTIES.   Except for the representations and warranties of AHAI expressly set forth in Section 3, PAWSPLUS has not relied upon any representation and warranty made by or on behalf of AHAI in making its determination to enter into this Agreement and consummate the transactions contemplated by this Agreement.

4.13     DISCLOSURE.   No   representation   or  warranty  made  by  PAWSPLUS  or VETCO contained  in this  Agreement,  and no  statement  contained in the Schedules delivered by PAWSPLUS or VETCO hereunder, contains any untrue statement of a material fact or omits any material fact necessary in order to make a statement herein or therein, in light of the circumstances under which it is made, not misleading.

4.14    REAL PROPERTY.   Neither PAWSPLUS or VETCO does not own or lease, directly or indirectly, any real property.

4.15     ENVIRONMENTAL   MATTERS.   Neither PAWSPLUS or VETCO does not have any financial liability under any environmental laws.

4.16     INTELLECTUAL PROPERTY.  Except as shown on Schedule 4.16, PAWSPLUS or VETCO does not own or lease, directly or indirectly, any Intellectual Property.  "Intellectual Property", for purposes of this agreement, shall mean: patents, patent applications,  trademarks, trademark registrations,  applications for trademark  registration,  trade names,  service marks,  registered  Internet  domain names,  licenses and other  agreements with respect  to any of the  foregoing  to  which  PAWSPLUS is  licensor  or  licensee.  In addition,  there are no pending or, to such Warranting  Shareholder's knowledge, threatened,  claims  against  PAWSPLUS by any  person  as to  any of the  Intellectual Property,  or their use,  or claims of  infringement  by PAWSPLUS on the rights of any person and no valid basis exists for any such claims.

4.17           FINANCIAL STATEMENTS.  PAWSPLUS shall have provided to AHAI the unaudited financial statements of VETCO as at December 31, 2008 and for the two years then ending and interim financial statements for the three months ending March 31, 2009 (collectively, the “VETCO Financial Statements”).  The VETCO Financial Statements provided have been prepared from, and in accordance with the books and records of VETCO, complies with all material respects with applicable accounting requirements with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”) applied on a consistent  basis during the periods  involved  (except as may be indicated in the notes  thereto) and fairly presents in all material  respects the  consolidated  results of operations  and cash flows (and changes in financial position,  if any) of VETCO, as at the date(s) thereof or for the period(s) presented therein.  Copies of the VETCO Financial Statements are attached as Schedule 4.17.

5.       COVENANTS OF THE PARTIES.

5.1      CONDUCT OF THE BUSINESS OF AHAI. During the period from the date of this Agreement to the Closing Date, AHAI will conduct its business and engage in transactions only in the ordinary course consistent with past practice. During such period, AHAI will use its best efforts to (a) preserve its business organization  intact,  and (b)  maintain its current  status as a company.  Without limiting the generality of the  foregoing,  AHAI agrees that from the date of this Agreement to the Closing Date,  except as otherwise  consented to or approved by PAWSPLUS  in  writing  (which  consent  or  approval  shall  not be  unreasonably withheld,  delayed or conditioned) or as permitted or required by this Agreement or as required by law, AHAI will not:

5.1.1 grant any severance or termination  pay to or enter into or amend any  employment  agreement  with, or increase the amount of payments or fees to, any of its employees, officers or directors other than salary increases to employees consistent with past increases;

5.1.2 make any capital expenditures in excess of $1,000;

5.1.3 guarantee the obligations of any person;

5.1.4 acquire assets other than those necessary in the conduct of its business in the ordinary course;

5.1.5 sell, transfer, assign, encumber or otherwise dispose of assets with a value in excess of $10,000;

5.1.6 enter into or amend or terminate any long term (one year or more) contract (including real property leases);

5.1.7 enter into any contract that calls for the payment by AHAI of $10,000 or more, or enter into any amendment to any contract  that  increases PAWSPLUS's obligation to pay any sum or sums by $10,000 or more, after the date of this Agreement;

5.1.8 engage or participate  in any material transaction or incur or sustain any material  obligation  otherwise than in the ordinary course of business;

5.1.9  contribute to any benefit plans on behalf of employees or service providers of AHAI;

5.1.10  hire  any  full-time   employees  or  enter  into  any employment  contracts  that  provide  other than an "at will"  employer-employee relationship;

5.1.11 acquire any real property; or

5.1.12 agree to do any of the foregoing.

5.2      NO SOLICITATION.  During the period  beginning on the date of this  Agreement  and  ending  on the  Closing  Date,  neither  AHAI nor any of its directors,  officers,  shareholders,  representatives,  agents or other  persons controlled by any of them, shall,  directly or indirectly  encourage or solicit, or hold  discussions or  negotiations  with, or provide any  information to, any persons,  entity or group other than  PAWSPLUS  concerning  any  merger,  sale of substantial  assets not in the ordinary  course of  business,  sale of shares of capital stock or similar transactions involving AHAI. AHAI will promptly communicate to AHAI the  identity of any  interested  or  inquiring  party,  all relevant information  surrounding  the  interest or inquiry,  as well as the terms of any proposal that AHAI may receive in respect of any such transaction.

5.3      ACCESS TO PROPERTIES AND RECORDS; CONFIDENTIALITY.

5.3.1 ACCESS TO PAWSPLUS AND VETCO RECORDS; CONFIDENTIALITY OF PAWSPLUS RECORDS.

(a) PAWSPLUS shall permit AHAI and its representatives reasonable access to its properties and shall disclose and make available to AHAI all books, papers and records relating to the assets, stock, ownership, properties, obligations, operations and liabilities of PAWSPLUS AND VETCO, including but not limited to, all books of account (including the general ledger), tax records, minute books of directors and stockholders meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants work papers, litigation files, plans affecting employees, and any other business activities or prospects in which AHAI may have a reasonable interest, in each case during normal business hours and upon reasonable notice. PAWSPLUS shall not be required to provide access to or disclose information where such access or disclosure: (a) would jeopardize the attorney-client privilege with respect to the negotiation of the transactions contemplated herein or any other similar transaction within the past year involving a merger of PAWSPLUS AND VETCO or sale of substantially all of its assets; or (b) would contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date of the Agreement. The parties will use all reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(b)  All  information  furnished  by  PAWSPLUS  to  AHAI  or  the representatives  or  affiliates  of  AHAI  pursuant  to,  or in  any negotiation in connection  with, this Agreement shall be treated as the sole property of PAWSPLUS until consummation of the Merger and, if the Merger shall not occur, AHAI and its affiliates,  agents and advisors shall upon written  request  return to PAWSPLUS all  documents  or other  materials containing,  reflecting,  referring to such information,  and shall keep confidential all such information and shall not disclose or use such  information for  competitive  purposes. The obligation to keep such information confidential shall not apply to  (a) any  information  which (i) AHAI can  establish  by evidence was  already in its possession (subject to no obligation of confidentiality) prior to the disclosure thereof to PAWSPLUS; (ii) was then generally known to the public; (iii) becomes known to the public other than as a result of  actions by AHAI or by the directors,  officers, employees, agents or representatives of AHAI; or (iv) was disclosed to AHAI, or to the directors, officers, employees or representatives of AHAI, solely by a third party not bound by any  obligation of  confidentiality;  or (b) disclosure in accordance  with the federal  securities  laws, a federal banking laws, or pursuant to an order of a court or agency of competent jurisdiction.

5.3.1    ACCESS TO AHAI RECORDS; CONFIDENTIALITY OF AHAI RECORDS.

(a) AHAI shall permit PAWSPLUS and its representatives reasonable access to its  properties  and shall  disclose and make available to PAWSPLUS all books, papers and records relating to the assets, stock, ownership, properties,   obligations,   operations  and  liabilities  of  AHAI, including  but not  limited  to,  all books of account  (including  the general   ledger),   tax  records,   minute  books  of  directors   and stockholders  meetings,   organizational  documents,  bylaws,  material contracts  and  agreements,  filings  with  any  regulatory  authority, accountants work papers,  litigation files, plans affecting  employees, and any other  business  activities or prospects in which PAWSPLUS may have   reasonable interest, in each case during normal business hours and upon reasonable  notice.  AHAI shall not be required to provide access to or  disclose  information  where such access or  disclosure:  (a) would  jeopardize   the   attorney-client   privilege   with  respect  to  the negotiation  of the  transactions  contemplated  herein  or  any  other similar  transaction within the past year involving a merger of AHAI or sale of substantially all of its assets; or (b) would contravene any law, rule,  regulation,  order,  judgment,  decree or binding agreement entered into prior to the date of the  Agreement.  The parties will use all  reasonable  efforts  to  make  appropriate  substitute  disclosure arrangements  under  circumstances  in which  the  restrictions  of the preceding sentence apply.

(b)  All  information  furnished  by  AHAI  to  PAWSPLUS  or  the representatives  or  affiliates  of  AHAI  pursuant  to,  or in  any negotiation in connection  with, this Agreement shall be treated as the sole property of AHAI until  consummation  of the Merger and, if the Merger  shall not occur,  PAWSPLUS and its  affiliates,  agents and  advisors shall upon  written  request  return to AHAI all  documents or other materials containing,  reflecting,  referring to such information,  and shall keep  confidential all such information and shall not disclose of  use such information for competitive  purposes.  The obligation to keep of such  information  confidential  shall not apply to (a) any information which (i) PAWSPLUS can  establish by evidence  was already in its  possession (subject to no obligation of  confidentiality)  prior to the disclosure thereof to AHAI;  (ii) was then generally known to the public; (iii) becomes  known to the public other than as a result of actions by PAWSPLUS or by the directors, officers, employees, agents or representatives of PAWSPLUS; or (iv) was disclosed to PAWSPLUS, or to the directors,  officers,  employees or  representatives  of PAWSPLUS,  solely  by a third  party not bound by any obligation of confidentiality; or (b) disclosure in accordance with the federal  securities  laws, a federal  banking  laws,  or pursuant to an order of a court or agency of competent jurisdiction.

5.4      REGULATORY MATTERS.

5.4.1 The parties will  cooperate  with each other and use all reasonable  efforts  to  prepare  all  necessary  documentation,  to effect  all necessary filings and to obtain all necessary permits, consents,  approvals, and authorizations  of all  third  parties  and  governmental  bodies  necessary  to consummate the transactions  contemplated by this Agreement  including,  without limitation,   those  that  may  be  required  from  the  SEC,  other  regulatory authorities,  or PAWSPLUS's shareholders.  PAWSPLUS and AHAI shall each have the right to review reasonably in advance all information  relating to PAWSPLUS or AHAI,  as the case may be, and any of their respective  subsidiaries,  together with any other information  reasonably  requested,  which  appears in any  filing  made with or written  material  submitted to any  governmental  body in  connection  with the transactions  contemplated  by this  Agreement.  AHAI shall bear all expenses associated with SEC filings.

5.4.2 PAWSPLUS and AHAI  will  promptly  furnish  each other with copies of  written  communications  received  by PAWSPLUS and  AHAI or any of their respective  subsidiaries  from,  or  delivered by any of the  foregoing  to, any governmental body in respect of the transactions contemplated by this Agreement.

5.5      FURTHER ASSURANCES.  Subject to the terms and  conditions  of this Agreement,  each of the parties agrees to use all  commercially  reasonable efforts  to take,  or cause to be taken,  all  action  and to do, or cause to be done,  all things  necessary,  proper or  advisable  under  applicable  laws and regulations to consummate and make effective the  transactions  contemplated  by this Agreement.

5.6      PUBLIC ANNOUNCEMENTS.  Prior to the  Closing,  no party  will issue or distribute any information to its  shareholders or employees other than as required to conduct their respective shareholders’ meetings,  any news releases  or any other  public  information  disclosures  with  respect  to this Agreement or any of the transactions  contemplated by this Agreement without the consent of the other parties or their designated  representative,  except as may be otherwise required by law.

5.7      APPROVAL OF MERGER BY AHAI SHAREHOLDERS.  The Common Holders of AHAI, as a condition to receiving such stock, shall approve of the Merger, thus relinquishing any appraisal rights under Florida law.

6. CONDITIONS PRECEDENT TO AHAI'S OBLIGATIONS.

The obligations of AHAI to consummate the transactions contemplated by this Agreement are subject to satisfaction of the following conditions at or before the Closing Date and may be waived only in writing by AHAI.

6.1      PAWSPLUS’S COVENANTS,   REPRESENTATIONS AND WARRANTIES.  All  the covenants,  terms  and  conditions  of the  Agreement  to be  complied  with  or performed by PAWSPLUS at or before the Closing Date shall have been  complied with and performed in all respects. The representations and warranties made by PAWSPLUS in this Agreement shall be complete and correct at and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date.

6.2      DELIVERY OF DOCUMENTS BY PAWSPLUS. PAWSPLUS shall have duly executed and delivered, or caused to be executed and delivered the PAWSPLUS Closing Documents.

6.3      OTHER APPROVALS.  All  authorizations,  consents,  orders  or approvals of any United States federal or state  governmental  agency  necessary for the  consummation  of the Merger or the  transactions  contemplated  by this Agreement (other than such actions,  approvals of filings which, pursuant to the terms of this  Agreement,  are to take place on or after the Closing) shall have been filed, occurred or been obtained.

6.4     NO LITIGATION. No administrative investigation, action, suit or proceeding   seeking to enjoin the   consummation of the   transactions contemplated by this Agreement shall be pending or threatened.

6.5      NO CURRENT LIABILITIES.  Neither PAWSPLUS or VETCO shall have current liabilities except for permitted liabilities.

6.6      ABSENCE OF MATERIAL CHANGE. There shall have been no change in the business, operations, financial condition or liabilities of VETCO as stated in the VETCO Financial Statements which can reasonably be expected to result in a Material Adverse Effect on PAWSPLUS.

6.7      FINANCIAL STATEMENTS. There shall have been no material change in the  financial condition  of VETCO  from  that  represented  in  the  VETCO Financial Statements.

6.8       LEGAL OPINION.  The PAWSPLUS Legal Opinion shall have been delivered to AHAI.

6.9    CERTIFICATES OF GOOD STANDING.  A certificate issued by the Delaware Secretary of State indicating that PAWSPLUS is qualified and in good standing within such jurisdiction shall have been delivered to AHAI.

6.10   BOARD OF DIRECTORS.  AHAI shall have the right to designate two members to the PAWSPLUS Board of Directors, which shall be expanded to five members.  On and after the Effective Date, the current Directors of PAWSPLUS shall tender their resignations.

6.11     PAWSPLUS SHAREHOLDER APPROVAL.  This Agreement, the Merger and the Recapitalization shall have been approved by the affirmative vote of the amount of PAWSPLUS capital stock necessary for consummation of the Merger under Delaware Law.

7. CONDITIONS PRECEDENT TO PAWSPLUS'S OBLIGATIONS.

The obligations of PAWSPLUS to consummate the transactions contemplated by this Agreement are subject to satisfaction of the following conditions at or before the Closing Date and may be waived only in writing by PAWSPLUS.

7.1      AHAI'S COVENANTS, REPRESENTATIONS AND WARRANTIES.  All the covenants,  terms  and  conditions  of this  Agreement  to be  complied  with or performed by AHAI on or before the Closing Date shall have been complied with and  performed in all  respects.  The  representations  and  warranties  made by AHAI in this Agreement shall be complete and correct at and as of the Closing Date  with  the same  force  and  effect  as  though  such  representations  and warranties had been made at and as of the Closing Date.

7.2      DELIVERY OF DOCUMENTS BY AHAI.  AHAI shall have duly executed and delivered, or caused to be executed and delivered, to PAWSPLUS, or at its direction, this Agreement, the AHAI Shares and the AHAI Closing Documents.

7.3      OTHER APPROVALS.  All  authorizations,  consents,  orders  or approvals of any United States federal or state  governmental  agency  necessary for the  consummation  of the Merger or the  transactions  contemplated  by this Agreement (other than such actions,  approvals or filings which, pursuant to the terms of this  Agreement,  are to take place on or after the Closing) shall have been filed, occurred or been obtained.

7.4      AHAI SHAREHOLDER APPROVAL.  This Agreement shall have been approved and adopted by the affirmative votes of that amount of AHAI’s outstanding capital stock necessary for the consummation of the Merger pursuant to Florida law.

7.5      NO LITIGATION. No administrative investigation, action, suit or proceeding   seeking to enjoin the   consummation of the   transactions contemplated by this Agreement shall be pending or threatened.

7.6      LEGAL OPINION.  The AHAI Legal Opinion shall have been delivered to PAWSPLUS.

7.7           FINANCIAL STATEMENTS.  There shall have been no material change in the financial condition of AHAI from that represented in the AHAI Financial Statements.

8.       TERMINATION

8.1      TERMINATION OF AGREEMENT. Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated and abandoned at any time (whether before or after the approval and adoption thereof by the shareholders of AHAI) prior to the Effective Time:

8.1.1 By mutual consent of PAWSPLUS and AHAI;

8.1.2 By AHAI if any condition set forth in Section 6 has not been met and has not been waived;

8.1.3 By PAWSPLUS if any condition set forth in Section 7 has not been met and has not been waived;

8.1.4  By  PAWSPLUS  or  AHAI,  if  any  suit,  action  or  other proceeding  shall be pending or threatened by the federal or a state  government before  any court or  governmental  agency,  in which it is sought to  restrain, prohibit or otherwise affect the  consummation of the transactions  contemplated hereby;

8.1.5 By AHAI if there is  discovered  any material  error, misstatement  or  omission  in  the  representations  and  warranties  of PAWSPLUS and Acquisition;

8.1.6 By PAWSPLUS if there is discovered  any  material  error, misstatement or omission in the representations and warranties of AHAI; and

8.1.7 by either PAWSPLUS or AHAI if the Effective Time shall have not occurred by September 30, 2009 provided, however, such termination shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the Closing to have been effected on or prior to such date.

8.2      Any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, by action taken by its Board of Directors; provided, however, that such action shall be taken only if, in the judgment of the Board of Directors taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to the party waiving such term or condition.

9        MISCELLANEOUS.

9.1      TAX TREATMENT BY THE PARTIES.  Unless  otherwise  required by law,  the  parties  shall  treat the Merger as a  reorganization  under  Section 368(a)(2)(E)  of the  Code  for all tax  reporting  purposes;  furthermore,  the parties shall not take, and have not taken, any action that is inconsistent with reorganization treatment under Section 368(a)(2)(E) of the Code.

9.2      NO THIRD PARTY BENEFICIARIES.  This Agreement shall not confer any rights or remedies upon any person or entity other than the parties and their respective successors and assigns.

9.3      SUCCESSORS AND ASSIGNS.  No party  may  assign  either  this Agreement or any of its rights,  interests,  or obligations under this Agreement without  the  prior  written  consent  of  all  other  parties.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

9.4      NOTICES. All notices, requests, demands, claims, consents and other communications required or permitted under this Agreement shall be in writing. Any notice, request, demand, claim, communication or consent under this Agreement shall be deemed duly given if (and shall be effective two business days after) it is sent by certified  mail,  return  receipt  requested,  postage prepaid, and addressed to the intended recipient as set forth below:

If to AHAI:	Animal Health Associates, Inc.
4152 Independence Court
Sarasota, FL 34234
Attention: George Johnson

Copy to:	Abel, Tobaygo & Siser
3307 Clark Road
Suite 201
Sarasota, FL 34232
Attention: W. Scott Van Ness

If to PAWSPLUS or Acquisition:	PAWSPLUS, Inc
4152 Independence Court
Sarasota, FL 34234
Attention: Bryan Shobe.

Copy to:	Law Offices of Thomas G. Amon
250 West 57th Street
Suite 1316
New York, NY 1107
Attention: Thomas G. Amon

9.5      GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

9.6      AMENDMENTS AND WAIVERS.  This Agreement may be amended o waived only in a writing signed by the party against which enforcement of the amendment or waiver is sought.

9.7      SURVIVAL    OF    REPRESENTATIONS    AND    WARRANTIES.  The representations and warranties set forth in Sections 3 and 4 of this Agreement shall survive the Closing and continue in full force and effect for a period of one year after the Closing.

9.8      CONSTRUCTION.  The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign  statute  or law  shall  be  deemed  also  to  refer  to all  rules  and regulations promulgated thereunder,  unless the context requires otherwise.  The word "including" shall mean including without limitation.

9.9      COUNTERPARTS.  This Agreement may be executed in any number of counterparts,  each of  which  shall  be  deemed  an  original  but all of which together  will  constitute  one and the same  document.  This Agreement may be executed by facsimile.

9.10     ENTIRE AGREEMENT.  This  Agreement  (including  the Schedules referred  to in  and/or  attached  to this  Agreement)  constitutes  the  entire agreement among the parties and supersedes any prior understandings, agreements, or representations  by or among the parties,  written or oral to the extent they relate in any way to the subject matter of this Agreement.

9.11     ARBITRATION.  Any  controversies  or claims  arising out of or relating to this Agreement  shall be fully and finally settled by arbitration in accordance  with the Commercial  Arbitration  Rules of the American  Arbitration Association (the "AAA Rules"),  conducted by three arbitrators (one to be chosen by PAWSPLUS, one to be chosen by AHAI,  and the third to be chosen by the first two arbitrators,  or otherwise  chosen in accordance  with the AAA Rules) in Sarasota, Florida,  except that the parties shall have any right to discovery as would be permitted  by the  Federal  Rules of  Civil  Procedure  for a period  of 90 days following the commencement of such arbitration, and the arbitrator shall resolve any dispute which arises in connection with such discovery. The prevailing party or  parties,  as  determined  by the  arbitrators,  shall be  entitled to costs, expenses  and  attorneys'  fees from the  non-prevailing  party or parties,  and judgment upon the award  rendered by the  arbitrator may be entered in any court of competent jurisdiction.

9.15     COSTS AND EXPENSES OF TRANSACTION.

9.15.1  Each party  shall  be  responsible  for  payment  of  all expenses associated with this transaction, including all the legal fees and expenses.

9.16           BROKERS

9.16.1 Neither PAWSPLUS nor AHAI has dealt with any broker or finder in connection with this transaction.  AHAI shall indemnify and hold PAWSPLUS harmless from and against any liability for these or any fees of any other broker.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first listed above.

PAWSPLUS, INC.	ANIMAL HEALTH ASSOCIATES, INC.

By: /s/ Bryan Shobe	By: /s/ George Johnson
Name: Bryan Shobe	Name: George Johnson
Title: President	Title: President

PAWSPLUS ACQUISITION CORPORATION

By:  /s/ Bryan Shobe

Name:  Bryan Shobe
Title:   President